Exhibit 10.7

Certain information has been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K because such information (i) is not material and (ii) is the type of information the registrant treats as private or confidential. Information that has been so redacted from this exhibit has been marked with “[***]” to indicate the omission.

This Agreement is made this 28th day March of 2022

For the Project of

Agile Omnichannel Business Platform for School Uniform Ordering and Manufacturing [***]

BETWEEN

(1) THE HONG KONG RESEARCH INSTITUTE OF TEXTILES AND APPAREL LIMITED (“HKRITA”), a company incorporated in Hong Kong whose registered office is at R906-08, 9/F, Shirley Chan Building, The Hong Kong Polytechnic University, Hung Hom, Kowloon, Hong Kong

AND

(2) ANGIE INTERNATIONAL LIMITED (the “Company”), a company incorporated in Hong Kong whose registered office is at Flat/Room 03, 11/F, Hilder Centre, 2 Sung Ping Street, Hung Hom, Kowloon, Hong Kong.

WHEREAS

(1)	HKRITA is operating the R&D Centre which was set up with funding from the Innovation and Technology Fund (the “ITF”) administered by the Government of the Hong Kong Special Administrative Region (the “Government”).

(2)	HKRITA has entered into the R&D Project Agreement (defined below) and the Sub-grant Agreement (defined below) in relation to the R&D Project. The Company has agreed to cooperate with HKRITA and the Collaborator in relation to, and provide funding for, the R&D Project.

(3)	The Company may also secure certain rights to exploit or commercialise the results of the R&D Project, all upon the terms of this Agreement.

IT IS AGREED as follows:

1.	Definitions and Interpretation

	1.I	Definitions

		Acquired Property	has the meaning given to it in clause 19.

		Agreement	means this agreement between HKRITA and the Company as from time to time amended or supplemented.

		Appendix	means the appendix to this Agreement.

		Audited Accounts	means the annual audited accounts and final audited accounts prepared based on the Financial Statements and submitted or to be submitted by HKRITA to the Government under the R&D Project Agreement.

CIT	means the Commissioner for Innovation and Technology of the Government or anyone acting on his behalf.

Collaborator	means The Hong Kong Polytechnic University.

Collaborator’s R&D Project Account	means the interest-bearing account of the Collaborator opened with a bank holding a full banking licence under the Banking Ordinance (Cap. 155) under the Collaborator’s name for processing all receipts and expenditures arising from or relating to the R&D Project.

Commencement Date	means 28 March 2022.

Commercialise	means in respect of the Acquired Property and the IPRs in the Acquired Property, to license any or all of the same to any person, and in respect of the Project Deliverables, to produce, sell, hire, supply or otherwise deal with a Product (excluding prototypes), process or to provide a service, incorporating the Project Deliverables or any IPRs developed in respect of the R&D Project, whether by the Company or any person permitted by the Company, or to the extent permitted by this Agreement, by HKRITA or any person permitted by HKRITA; Commercialisation is to be similarly construed.

Commercialisation Period	means the period of [***] consecutive years immediately following the end of the R&D Project Period.

Completion Date	means 27 March 2024 or failing successful completion of the R&D Project in accordance with clause 54 on or before such date, then such other date as HKRITA may stipulate in writing.

Equipment	means all software, hardware, equipment, instrument or machinery procured or acquired by HKRITA and/or the Collaborator using the Funds, Matching Funds or monies from the Collaborator’s R&D Project Account.

Final Report	means the final report to be submitted by the Collaborator to HKRITA and the Government under the Guide and/or the Sub-grant Agreement.

Financial Statements	means the financial statements submitted or to be submitted by the Collaborator to HKRITA under the Guide and/or the Sub- grant Agreement.

Funds	has the meaning given to it in clause 14.

Guide	means the “Guide to R & D Project Applications from The Hong Kong Research Institute of Textiles and Apparel”, as published by HKRITA from time to time.

IPRs	means patents, trade marks, service marks, trade names, design rights, copyright, domain names, database rights, rights in Knowhow, inventions, designs or processes and other intellectual property rights of whatever nature and howsoever arising, whether now known or hereafter created, and in each case whether registered or unregistered and including applications for the grant of any such rights.

Industry Sponsorship	means such part of the contribution to the Project Cost which is identified as the Industry Sponsorship in the Project Proposal.

Interest

means all interest from time to time accruing on the Funds, the Matching Funds, the R&D Project Income and all other sums in the R&D Project Account whilst these sums are deposited into, and retained in, the R&D Project Account or should have accrued if these sums were paid into and retained in the R&D Project Account in accordance with the Terms of the R&D Project.

ITF Guidelines	means the “Guidelines on the Administration of Funding from the Innovation and Technology Fund (ITF) for (a) the Establishment and Operation of R&D Centre; (b) the R&D Projects Undertaken by R&D Centre” issued by CIT in May 2006; “Guide on Intellectual Property Arrangements for Research and Development Projects Funded under the Innovation and Technology Fund (ITF)” published by Government in July 2019; and “Funding and Administrative Guidelines for Successful Applicants” published by the Government in January 2022 as from time to time revised by the CIT.

Knowhow	[***]

Matching Funds	means the funds and the assets that the Company has agreed to contribute to the R&D Project as specified in clause 12.

Products	means any and all products and/or services which are produced, manufactured and/or supplied by the Company based on or using, wholly or partly, the Project Deliverables or IPRs in the Acquired Property.

Project Deliverables	[***]

Progress Report	means the progress reports submitted or to be submitted by the Collaborator to HKRITA and the Government under the Guide and/or the Sub-grant Agreement.

Reclaimed Funds	has the meaning given to it in clause 15. means the unspent balance of the R&D

Return of Residual Funds	Project Income, all Interest, the unspent balance of the Funds, the Matching Funds, any amount which the Government has paid in excess of the Funds and all other amounts standing to the credit of the R&D Project Account (each item as shown in the final Audited Accounts of the R&D Project).

R&D Project	means the project entitled “Agile Omnichannel Business Platform for School Uniform Ordering and Manufacturing” to be carried out in accordance with the Terms of the R&D Project.

R&D Project Agreement	means the agreement dated 28 March 2022 entered into between the Government and HKRITA in relation to the carrying out of the R&D Project by HKRITA.

R&D Project Cost	means the cost of the R&D Project mentioned in clause 11.

R&D Project Income	means the income (other than interest income) generated from the R&D Project and the Project Deliverables during the Commercialisation Period.

R&D Project Period	means the term of the R&D Project commencing from the Commencement Date and ending on the Completion Date or the date when this Agreement is earlier terminated in accordance with its terms.

R&D Project Proposal	means the project proposal of the R&D Project in the Appendix.

Reports	means all reports, accounts and Financial Statements which may be submitted by the Collaborator to HKRITA and the Government from time to time pursuant to the Terms of the R&D Project (including the Progress Reports and the Final Report), and “Report” means any one of them.

Steering Committee	has the meaning given to it in clause 9.

Sub-grant Agreement	means the agreement 28 March 2022 entered into between HKRITA and the Collaborator in relation to the carrying out of the R&D Project by the Collaborator.

Terms of the R&D Project	means the terms of the Sub-grant Agreement and this Agreement (including the R&D Project Proposal, the ITF Guidelines and the Guide).

Trial Period	means the period of one year from the Completion Date or such earlier date as may be agreed between HKRITA and the Company.

1.2	In this Agreement, except where the context otherwise requires:

1.2.1	headings to clauses are for convenience only and do not affect the interpretation of this Agreement;

1.2.2	a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or reenacted;

1.2.3	words denoting the singular shall include the plural and vice versa and words denoting any one gender shall include all genders;

1.2.4	a “person” shall mean any person or body of persons whether incorporated or unincorporated;

1.2.5	references to HKRITA and the Company shall include their respective permitted assigns and any person deriving title under them;

1.2.6	references to clauses, Schedule and Appendix shall mean the clauses of, and the schedule or appendix to, this Agreement; and

1.2.7	for the avoidance of doubt, there is no difference in meaning between the expressions “pay into” and “deposit into” an account.

1.3	The Sub-grant Agreement, ITF Guidelines, the R&D Project Proposal and the Guide shall form part of this Agreement.

1.4	Any form or template to be provided by CIT pursuant to any applicable provision of this Agreement shall be deemed to be provided by HKRITA and may be amended or supplemented from time to time by CIT.

1.5	In the event that there is any conflict, contradiction or ambiguity between any documents which form part of this Agreement or which are otherwise referred to herein, the following order of precedence shall be applied in order to resolve any such conflict, contradiction or ambiguity:

1.5.1	this Agreement;

1.5.2	the Sub-grant Agreement;

1.5.3	the R&D Project Proposal;

1.5.4	the ITF Guidelines; and

1.5.5	the Guide.

Commencement and Completion of the R&D Project

2.	The parties agree, confirm and ratify that this Agreement is effective as from the Commencement Date. It is anticipated that the R&D Project shall be successfully completed on the Completion Date. This Agreement shall continue until the end of the Commercialisation Period (unless this Agreement is earlier terminated as provided herein) and the term of this Agreement may, on mutual agreement of the Company and HKRITA, be extended for an agreed period, subject always to the Government consenting to such extension.

Company’s Obligations

3.	In consideration of HKRITA coordinating the R&D Project as well as granting the rights to the Company under this Agreement in respect of the Project Deliverables and IPRs developed in the R&D Project, the Company hereby agrees to:

3.1	[***];

3.2	comply in all respects with the provisions of this Agreement (including the Sub-grant Agreement, the R&D Project Proposal, the ITF Guidelines and the Guide) and provide such assistance as HKRITA or the Collaborator may request for the purpose of the R&D Project; and

3.3	[***].

Company’s Warranties and Undertakings

4.	The Company hereby represents and warrants in favour of HKRITA (acting for itself and the Government) that throughout the continuance of this Agreement:

4.1	it has been and will be able to pay its debts as they fall due and it has not been or will not be insolvent; and it has not entered or will not enter into any moratorium with creditors to suspend payment generally or other arrangements for the benefit of its creditors;

4.2	whether through its board of directors or members, no resolution for its winding up has been or will be passed and there has been and will be no intention to pass any such resolution; and it has had or will have no intention of ceasing to conduct its business or a substantial part of its business;

4.3	no petition has been or will be presented, no proceeding has been or will be commenced, and no order has been or will be made and no effective resolution has been or will be passed for the winding-up, administration, dissolution or bankruptcy of the Company or appointment of liquidator; and no receiver, trustee or similar official has been or will be appointed over or against its assets;

4.4	it has known or will know of no circumstance where any person has intended or will intend or has threatened or will threaten to do any of foregoing; and

4.5	it has not or will not, and the associates, associated persons, employees, officers, servants, directors, sub-contractors, consultants, representatives, agents and other personnel involved in the R&D Project and appointed by the Company have not or will not, in carrying out the R&D Project (if the Company participates in the research and development of the R&D Project) or the Commercialisation of the Project Deliverables, infringed or infringe any IPRs or any other rights of any nature of any party.

5.	The Company hereby undertakes that it will forthwith notify each of HKRITA and the Government in writing upon its becoming aware of the occurrence of any event or circumstance which renders the representation and warranty set out in clause 4 to become untrue or inaccurate.

6.	The Company hereby undertakes that it and the Collaborator will not, and will procure that all its or their respective associates, associated persons, employees, servants, officers, directors, sub-contractors, consultants, representatives, agents and other personnel involved in the R&D Project and appointed by the Company and/or the Collaborator will not, in carrying out the R&D Project, infringe any IPRs or any other rights of any nature of any party.

Company’s Indemnity

7.	The Company shall indemnify and keep indemnified each of the Government and HKRITA (acting for itself and the Government) from and against (a) all and any claims, actions, investigations, liabilities, demands, proceedings, judgments threatened, brought or instituted against the Collaborator, HKRITA and/or the Government (whether or not successful, compromised or settled); and (b) all liabilities (including liabilities to pay damages or compensation), damages, costs, losses, charges and expenses which the Collaborator, HKRITA and/or the Government may sustain or incur (including all legal and other costs, charges, and expenses, on a full indemnity basis, which HKRITA and/or the Government may pay or incur in initiating or disputing or defending any action or proceeding), which in any case arise directly or indirectly from, or as a result of, or in connection with, or which relate in any way to:

7.1	any accidental damage to property, death or personal injury or other loss or damage of whatever nature caused by the defective or negligent design, development or manufacture of any Products;

7.2	the breach by the Company of any provision of the Terms of the R&D Project;

7.3	the negligence, recklessness, or wilful misconduct of the Company or of any employee, officer, servant, director, sub-contractor, consultant, representative, agent or other personnel of the Company in the conduct of the R&D Project (if the Company participates in the research and development of the R&D Project); or

7.4	Commercialisation of the Project Deliverables by the Company.

Probity Clause

8.	The Company shall observe the Prevention of Bribery Ordinance (Cap. 201) and shall advise its employees, officers, servants, directors, sub-contractors, consultants, representatives, agents and other personnel who are in any way involved in the R&D Project that they are not allowed to offer to or solicit or accept from any person any money, gifts or advantages as defined in the Prevention of Bribery Ordinance in relation to the R&D Project in the conduct of, or otherwise for the purposes of, the R&D Project or the Commercialisation of the Project Deliverables. If the Company or any of its employees, officers, servants, directors, sub-contractors, consultants, representatives, agents or other personnel who are in any way involved in the R&D Project commits any offence under the Prevention of Bribery Ordinance in relation to the R&D Project or the Commercialisation of the Project Deliverables, HKRITA shall be entitled to early terminate this Agreement in accordance with clause 36.4.

Steering Committee

9.	A steering committee for the R&D Project (the “Steering Committee”) has been established, [***].

10.	The Steering Committee shall:

10.1	monitor the progress of the R&D Project generally and review and endorse each Progress Report of the R&D Project before its submission to the Government.

10.2	review and endorse the Final Report of the R&D Project before its submission to the Government.

10.3	review and endorse the Audited Accounts of the R&D Project before their submission to the Government.

R&D Project Cost

11.	The cost of the R&D Project is estimated to be HK.$ [***].

Matching Funds

12.	The Company shall contribute HK$ [***] and inject the [***] of the Industry Sponsorship into the R&D Project with an aggregate cash value of HK$[***] as specified in the Project Proposal (the “Matching Funds”) as its part of contribution to the R&D Project Cost, which contribution shall be made wholly in cash.

13.	Unless otherwise approved by CIT, the Matching Funds shall be paid by the Company in the manner below:

13.1	HK$[***], representing [***]% of the R&D Project Cost shall be paid into HKRITA’s R&D Project Account upon signing of this Agreement by the Company; and

13.2	the remaining HK$[***] shall be paid into HKRITA’s R&D Project Account by [***].

13.3	In addition, the Company shall pay to the Collaborator an amount representing [***]% of the sum equal to the Matching Funds less the unspent balance of the Matching Funds (as shown in the final Audited Account of the R&D Project) as contribution to the administrative overheads of the R&D Project. Such contribution to the administrative overheads shall be paid into HKRITA’s R&D Project Account within 30 days upon notice by HKRITA that the final Audited Accounts have been approved by the CIT.

Method of Payment of the Funds

14.	Subject to receipt of funding from the Government and payment of the Matching Funds by the Company and the Collaborator’s due and punctual compliance with and observance of the Terms of the R&D Project, HKRITA shall contribute not more than HK$[***] to the R&D Project Cost (the “Funds”) in the manner specified in clauses 14.1 and 14.2, and contribute to the administrative overheads of the R&D Project in the manner specified in clause 14.5.

14.1	HK$[***], representing [***]% of the R&D Project Cost shall be paid into the Collaborator’s R&D Project Account upon signing of this Agreement and against production by the Company of evidence to the satisfaction of HKRITA showing due contribution and payment by the Company of the instalment of the Matching Funds payable under clause 13.1.

14.2	The outstanding balance of the Funds (i.e. HK$[***]) shall be paid into the Collaborator’s R&D Project Account within 60 days after acceptance by CIT of the Progress Report in relation to the period from the Commencement Date to 31 March 2023 and against production by the Company of evidence to the satisfaction of HKRITA showing due contributions and injection of the Matching Funds in accordance with clause 13.2 to the extent such portion of the Matching Funds fall due and payable or contributable.

14.3	Notwithstanding clause 14.2, HKRITA shall have power to, or in the case CIT makes similar determination pursuant to the R&D Project Agreement, HKRITA will be obliged to:

14.3.1	defer payment under clause 14.2 until such time as HKRITA or CIT (as the case may be) considers appropriate if at any material time there remains a credit balance in the Collaborator’s R&D Project Account representing no less than [***]% of the estimated cashflow requirement for the period from the [***] month to the [***] month following the period to which the latest Progress Report relates as specified in the cashflow schedule contained in the R&D Project Proposal;

14.3.2	abstain from making payment under clause 14.2 if HKRITA terminates this Agreement on the occurrence of any events mentioned in clause 36 or the Sub-grant Agreement is early terminated or expires;

14.3.3	defer payment under clause 14.2 until such time as HKRITA or CIT (as the case may be) considers appropriate if HKRITA or CIT is not satisfied with any of the Progress Report or Financial Statements or the Collaborator’s execution of the R&D Project; or

14.3.4	without cause, defer payment of [***]% of the Funds until all the milestones stipulated in the R&D Project Proposal have been completed and all other requirements of the Terms of the R&D Project have been met to the satisfaction of HKRITA or CIT.

14.4	The Company acknowledges that HKRITA has retained from the payment under clause 14 HK$[***] for audit related expenses in relation to the R&D Project.

14.5	HKRITA shall, subject to receipt of the funds payable by the Government for such purpose, pay to the [***] for deposit into the [***] Account an amount representing [***]% of the sum equal to the Funds less the unspent balance thereof (as shown in the final Audited Accounts of the R&D Project) as contribution to the administrative overheads of the R&D Project within 30 days upon receipt by HKRITA of all of the following:

14.5.1	the [***] written application for such payment;

14.5.2	the Final Report;

14.5.3	the final Audited Accounts of the R&D Project;

14.5.4	the Return of Residual Funds from the Collaborator;

14.5.5	evidence showing due contribution by the Company to the administrative overheads of the R&D Project referred to in clause 14;and

14.5.6	contribution to the administrative overheads payable by the Government under the [***] Agreement in the same amount.

15.	The Company confirms and acknowledges that, as trustee of funds for the Government, HKRlTA is entitled to recover the Funds or any portion thereof or an amount equal to the Funds (whether spent or unspent) (“Reclaimed Funds”) (together with any excessive contribution to the administrative overheads and interest on the Reclaimed Funds and such excessive contribution at the rate stipulated in the Sub-grant Agreement) if the Collaborator does not apply any portion of such funds exclusively for the purpose of the R&D Project or any portion of such funds is not applied in accordance with the Terms of the R&D Project.

Interest

16.	[***].

17.	The Interest and the R&D Project Income in respect of the period covered by a set of the Financial Statements or Audited Accounts shall be audited (if applicable) and shown as separate items in each such Financial Statements or Audited Accounts.

18.	In the event the Company shall fail to pay any sum of money on the date it falls due or payable under this Agreement, it shall pay on demand to HKRlTA interest on the amount overdue from the date of default up to the date of actual payment in full (as well after as before judgment) at the default rate equal to [***] per cent ([***]%) per armum. Such interest shall accrue on a daily basis and in a year of 365 days.

Intellectual Property Rights

19.	Subject to anything in the Terms of the R&D Project to the contrary including without limitation punctual compliance with the terms set out in clauses 3 and 12 to 13 and other clauses of this Agreement by the Company and the expiry of the Trial Period without any termination of this Agreement under clause 52, the Company is and shall be the owner of all Project Deliverables (excluding any prototype of the Project Deliverables), the design of the Project Deliverables and the Knowhow (collectively the “Acquired Property”), and all IPRs in the Acquired Property shall vest in the Company to the exclusion of HKRITA immediately upon their creation.

20.	The Company undertakes to do or permit to be done any act which would or might effectuate or validate any registration or application for registration of any registered or registrable IPRs in the Acquired Property or which might affect its ownership, title, right or interest in or to any such IPRs.

21.	The Company will on request give to HKRITA or its authorized representative any information as to its use of the IPRs in the Acquired Property during the R&D Project Period and the Commercialisation Period which HKRITA may require.

22.	HKRITA shall not make any representation nor do any act which may be taken to indicate that it has any ownership, title, right or interest in or to the Project Deliverables and the IPRs in the Acquired Property except under the terms of this Agreement.

23.	The Company undertakes to ensure that any agreements under which it employs or engages any employees, officers, servants, directors, sub-contractors, consultants, representatives, agents, other personnel or third parties in the Commercialisation of the Project Deliverables shall contain express terms imposing on such persons similar obligations or restrictions in relation to the IPRs as are contained in clauses 19 to 27. HKRITA reserves the right to obtain authenticated copies of such agreements to ensure compliance with this clause 23.

24.	HKRITA shall have the right to inspect all items with respect to which the Company uses the IPRs in the Acquired Property including without limitation the Products and packaging and marketing materials during the R&D Project Period and the Commercialisation Period, to ensure compliance with the provisions of this Agreement.

25.	If the Company is aware that any products, or its use, proposed use, publication or advertising infringes or may infringe any of the IPRs in the Acquired Property during the R&D Project Period, the Trial Period or the Commercialisation Period, it shall immediately notify HKRITA of full particulars of such infringement or possible infringement in writing and provide information within its possession and provide full cooperation and assistance to HKRITA in any action, claim or proceedings HKRITA may be involved.

26.	If the Company becomes aware that any person alleges that any IPRs in the Acquired Property is invalid or that use of any such IPRs infringes any rights of another person or that any such IPRs is otherwise challenged or challengeable during the R&D Project Period, the Trial Period or the Commercialisation Period, the Company shall immediately give HKRITA full particulars in writing thereof. The Company shall have the conduct of all proceedings relating to any IPRs and HKRITA shall provide full cooperation and assistance to the Company and take such actions as reasonably required by the Company in any actions, claims or proceedings brought or threatened by any third party subject to the provision of an indemnity by the Company in such form as HKRlTA may consider appropriate and satisfactory.

27.	The Company undertakes that it shall not, and shall procure all its employees, officers, servants, directors, sub-contractors, consultants, representatives, agents, other personnel or third parties involved in the Commercialisation of the Project Deliverables will not, infringe any IPRs or any other rights of any nature of any other party in the Commercialisation of the Project Deliverables. Without prejudice to clause 7, the Company shall indemnify and keep indemnified each of HKRITA and the Government from and against all and any claims, actions, proceedings, liabilities, demands, charges, damages, losses, costs and expenses directly or indirectly arising out of or resulting from or otherwise relating to such infringement which HKRlTA and/or the Government may sustain or incur.

Confidentiality and Publication of Results

28.	Except with the prior consent in writing of HKRlTA or otherwise necessary for the purpose of exercising its right to Commercialise the Project Deliverables granted hereunder (in which case the Company shall ensure that the persons to whom the following materials or matters are disclosed shall be under the same obligation of confidentiality), the Company shall not, and shall procure that its employees, officers, servants, directors, sub-contractors, consultants, representatives, agents and other personnel shall not, make use of any samples, documentation, reports or other materials or information whether received from HKRITA or directly or indirectly produced by the Collaborator in the course of the R&D Project (including but not limited to the Project Deliverables, Knowhow, Acquired Property and IPRs in the Acquired Property) or disclose any such materials or matters to any person.

Limitation of Liability

29.	Nothing in this Agreement shall exclude liability for death or personal injury resulting from the negligence of either party, its employees, officers, servants, directors, sub-contractors, consultants, representatives agents or other personnel.

30.	To the fullest extent permitted by law, HKRlTA shall not be liable to the Company for any direct, indirect, consequential or other loss, damage or expense of any kind whatsoever arising out of or in connection with this Agreement whether sustained by the Company or any other person.

31.	Under no circumstances shall HKRlTA’s liability in contract, tort or otherwise with respect to any claim arising in respect of its acts or omissions under this Agreement, if any, exceed the amount of the Funds already paid to the Collaborator under clause 14 (subject to any necessary downward adjustment under such clause) or HK.$ [***], whichever is less.

32.	For the purpose of clause 31 any number of acts or omissions whether successive or concurrent, which together result in or contribute to substantially the same loss or damage shall be treated as being subject to the limitation set out in clause 31.

33.	Except in respect of liability for death or personal injury, HKRITA shall be discharged of all liability (if any) in respect of any transaction subject to this Agreement, whether in contract or in tort, including negligence, unless suit is brought within two years after the Company first becomes (or should reasonably have become) aware of the facts constituting the cause of action.

34.	All terms expressed or implied by statute or otherwise on the part of HKRITA are hereby excluded to the fullest extent permitted by law.

Title to the Equipment

35.	The Company confirms and acknowledges that the title to and beneficial ownership of the Equipment shall vest with [***] regardless of the party that initiates the procurement of or procures the Equipment and the source of funding.

Termination

36.	HKRITA may terminate this Agreement on the occurrence of any one of the following events by serving a [***] days’ written notice on the Company whereupon this Agreement shall be and be deemed to be terminated at the end of the last day of that [***] period:

36.1	the Company fails to duly and punctually perform or comply with any provision of the Terms of the R&D Project, and in respect of a failure which in the opinion of HKRITA is capable of remedy, the Company does not remedy such failure to HKRITA’s satisfaction within 7 days (or such longer period as HKRITA may approve) after receipt of written notice from HKRlTA requiring it to do so;

36.2	any representation or warranty made or deemed to be made by the Company in or in connection with this Agreement or the R&D Project Proposal or in any of the Progress or Final Reports is incorrect or misleading (including those set out in clauses 4 to 5);

36.3	HKRlTA or CIT shall form the opinion that:

36.3.1	the objectives of the R&D Project are no longer relevant to the needs of the industry as a result of any material change in the circumstances; or

36.3.2	it is unlikely that the R&D Project will be completed in accordance with the Terms of the R&D Project; or

36.3.3	the R&D Project ought to be terminated in public interest in such events as the continuation of any portion or the whole of the R&D Project is not permitted under the laws of Hong Kong or will generate public resentment and/or repugnance on reasonable grounds;

36.4	the Company or the Collaborator engages in any conduct prejudicial to the R&D Project; or

36.5	the early termination or expiry of the Sub-grant Agreement (except that this Agreement shall remain in force in accordance with clause 2 for the purpose of Commercialisation of the Project Deliverables in the event of the expiry of the Sub-grant Agreement upon successful completion of the R&D Project).

37.	Notwithstanding anything herein to the contrary, this Agreement shall be and be deemed to be terminated forthwith upon the early termination or expiry of the R&D Project Agreement (except that this Agreement shall remain in force in accordance with clause 2 for the purpose of Commercialisation of the Project Deliverables in the event of the expiry of the R&D Project Agreement upon successful completion of the R&D Project).

Termination Consequences

38.	Upon the expiry or termination of this Agreement (for whatever reasons, including pursuant to clause 36, 37 or 52), the Company undertakes and agrees:

38.1	to account for and pay into the R&D Project Account in accordance with clauses 12 and 13 the amounts specified therein, and all interest payable under clause 18 (if any) (provided that the Company shall have no obligation to pay any part of the amounts not yet due and payable under clause 13 if this Agreement is terminated by HKRlTA pursuant to clause 36.3 otherwise than due to the Company’s fault);

38.2	that HKRITA shall have no further obligation to pay any part of the amounts specified in clause 14 but which is not yet due and payable thereunder; and

38.3	that (without prejudice to clause 40) the Company shall not be entitled to recover from or claim against the Government, the Collaborator or HKRITA for any amount of the Matching Funds, the R&D Project Income, the Interest, the unspent balance of the Funds, the balance standing to the credit of the Collaborator’s R&D Project Account or any other money which the Company has paid in excess of the final audited amounts of such items as shown in the final Audited Accounts of the R&D Project.

39.	The expiry or termination of this Agreement (howsoever occasioned and whether pursuant to clause 36, 37 or 52 or otherwise) shall not prejudice:

39.1	(a) any rights or remedies accrued to the Government, the Collaborator or HKRITA prior to such termination or expiry; and (b) any rights or remedies the Government, the Collaborator or HKRITA may have against the Company under any Terms of the R&D Project or otherwise at law arising from the Company’s prior breach(es) of any Terms of the R&D Project (including without limitation the rights under clauses 7 and 38); and

39.2	without prejudice to clause 39.1, any provisions of this Agreement which are required by the context or are otherwise expressed to continue to subsist after the expiry or termination of this Agreement shall continue in force and effect notwithstanding such expiry or termination (including without limitation clauses 1, 7, 19 to 27, 38 and 39).

40.	Upon successful completion of the R&D Project in accordance with clause 54 and subject to receipt of such an amount from the Collaborator, HKRITA shall return to the Company the unspent balance of the Matching Funds (as shown in the final Audited Accounts of the R&D Project) within 30 days after approval of the final Audited Accounts by CIT or receipt of the amount from the Collaborator, whichever is the later.

Conditions of Commercialisation of Project Deliverables

41.	Subject to successful completion of the R&D Project and the expiry of the Trial Period without any termination of this Agreement under clause 52, the Company hereby unconditionally and irrevocably grants to each of HKRITA and the authorized users, assigns, or successors in title of HKRITA [***] licence or sub-licence (where applicable) including without limitation:

41.1	the right to do all acts restricted by copyright specified in sections 22 to 29 of the Copyright Ordinance; and

41.2	the right to do all acts which a proprietor of patent may prevent a third party not having its consent from doing as specified in sections 73 and 74 of the Patents Ordinance,

by any means and in any manner and strictly for the purpose of design, development, manufacture of products and use of such products by each of HKRITA and the Government departments or bureaux or public bodies for the provision of services to the public. Such licence (or sub-licence as the case may be) shall take effect from the date of the Project Deliverables or Knowhow in which the IPRs in the Acquired Property subsist have been created and shall continue in effect so long as all or any of the relevant IPRs continue to subsist therein notwithstanding the early termination or expiry of this Agreement or the Sub-grant Agreement.

42.	[***] shall retain and reserve the rights to use, publish, or license to any other parties the right to use or publish, the Project Deliverables and the IPRs in the Acquired Property for academic, teaching, research and development or scientific purposes.

43.	The Company shall be solely responsible for all costs and expenses incurred in the Commercialisation of the Project Deliverables (including but not limited to the cost for setting up, acquiring or developing the systems, plants, apparatus and/or manufacturing process for Commercialisation of the Project Deliverables and the cost of manpower, equipment and materials).

44.	The Company shall not represent that HKRITA, the Government or the Collaborator endorses or is in any way responsible for the Products.

45.	The Company acknowledges and agrees that neither HKRITA nor the Government makes or has made any representation as to the safety, value or utility of the R&D Project, Project Deliverables or Products, nor shall the fact of HKRITA’s and/or the Government’s participation in or funding of the R&D Project, or the exercise of their rights under the R&D Project Agreement, the Sub-grant Agreement or this Agreement be deemed an endorsement of the R&D Project or the Products, nor shall the name of HKRITA or the Government be used for any commercial purpose by the Company or be publicised in any way by the Company, except in acknowledgement of the funding support from the Government placed by HKRITA or the Company on equipment, facilities, publicity or media events related to the R&D Project as well as in publications arising from/relating to the R&D Project.

46.	HKRITA gives no representation or warranty that the manufacture, sale, supply, marketing, distribution or use of the Products will not infringe any third party rights, and gives no representation or warranty that the results of the R&D Project will produce Project Deliverables of satisfactory quality or fit for the purpose for which the Company intended.

47.	The Company shall ensure that all the Products sold, supplied, marketed or distributed by the Company or any person permitted by the Company shall be of satisfactory quality and comply with all applicable laws and regulations, including those related to product safety and liability. The Company shall take full responsibility and liability for the quality and safety of the Products and the outcome of the manufacturing process of the Products, and shall be solely responsible for any maintenance and after-sale services to its clients and customers.

48.	The Company shall keep true, complete, detailed and up-to-date records and accounts showing the quantity, description and value of the Products manufactured, sold, supplied and distributed and the amount of revenues and profits received in respect of the Commercialisation of the Project Deliverables, and shall provide to HKRITA such information and records as HKRITA may require on a monthly basis during the Commercialisation Period.

49.	The Company shall acknowledge in all the marketing and advertising materials for the Products and mark on the Products in a legible manner and in formats to be mutually agreed indicating that:-

49.1	patents (if any) in relation to the Project Deliverables have been applied for and/or granted and giving the relevant patent application number(s) and/or patent number(s) (if any); and

49.2	the Company is the owner of the IPRs in the Project Deliverables and the IPRs are used with the permission of the Company.

50.	The Company agrees to use commercially reasonable efforts to protect and enforce the IPRs developed in the R&D Project against third parties.

51.	The Company shall collaborate with HKRITA to disseminate or transfer the project results to industries, subject always to the ongoing confidentiality obligations as set out in clause 28.

52.	In the event that the Company is not satisfied with the results of the R&D Project, it may notify HKRITA in writing upon the expiry of the Trial Period, and subject to the right of HKRITA under clause 54, if HKRITA and the Company (both parties acting in good faith and reasonably in discussion) mutually agree that the results of the R&D Project are unsatisfactory for the purpose of Commercialisation, the licence granted by the Company to HKRITA under clause 41 and this Agreement shall be deemed to be terminated automatically.

53.	Subject to successful completion of the R&D Project, the Company shall:

53.1	pay to HKRITA the [***] fee or the [***] of [***] sharing for the Commercialisation of the Project Deliverables during the Commercialisation Period in accordance with the terms and conditions contained in Schedule I hereto;

53.2	at the request of [***], license the use of any or all of the Acquired Property and the IPRs in the Acquired Property to any person for any new collaborative project upon payment by such person of an amount or amounts of licence fee or royalty which shall not exceed in aggregate the amount of the [***] (including, for such purpose, any funds paid under the last part of clause 13).

54.	For the purposes of clause 41 and/or the determination of the Completion Date (where appropriate), the R&D Project shall be deemed to be successfully completed upon written notice by HKRITA to the Company of the completion of the R&D Project and HKRITA’s acceptance of the results of the R&D Project, and the determination of HKRITA in such respect shall be final and conclusive.

General

55.	The Company may not assign or transfer its rights or obligations under this Agreement save with the prior written consent of HKRITA, but subject thereto, this Agreement shall be binding on, and shall enure for the benefit of each party’s successors and permitted assigns. Notwithstanding any provision to the contrary in this clause, the Company shall be entitled to assign or transfer any or all of the Acquired Property and the IPRs in the Acquired Property or any part thereof to a third party on arm’s length and commercial basis during the Commercialisation Period. The Company shall procure and ensure that any such assignment or transfer shall be subject to, and such or any subsequent assignee or transferee shall fully observe and perform, clauses 41 to 47 and 50, and shall immediately pay to HKRITA an amount equivalent to [***]% of the Funds (including, for such purpose, any funds paid under clause 14.5). Upon HKRITA’s receipt of such payment by the Company, this Agreement shall be deemed to be terminated and clauses 38 and 39 shall be applicable accordingly.

56.	The Company undertakes that it will not, and will procure that its associates, associated persons, employees, officers, servants, directors, sub-contractors, consultants, representatives, agents or other personnel will not, without limit in point of time, divulge or communicate to any third party the contents of this Agreement or the affairs of HKRITA or the Collaborator, except necessary for the proper performance of the functions or otherwise its obligations under this Agreement or save for such information as may have come into the public knowledge otherwise than by reason of a breach of the Company of this clause or save pursuant to a court order issued by a competent court of Hong Kong or required by any applicable laws or regulations or save with the prior written consent of the HKRITA.

57.	The Company shall be responsible for all acts, omissions and defaults of each employee, officer, servant, director, sub-contractor, consultant, representative, agent or other personnel of the Company performed or done in relation to this Agreement as if they were the acts, omissions and defaults of the Company.

58.	Time shall be of the essence of the Terms of the R&D Project (as regards to the times specified herein and in the R&D Project Proposal) but no failure or delay by HKRITA or the Government to exercise any right, power or remedy available to it under the Terms of the R&D Project or at law shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof or the exercise of any other right or remedy; and the rights and remedies of HKRITA and of the Government herein contained shall be cumulative and not exclusive of any other rights or remedies provided by law or in equity. Without limiting the foregoing, no waiver by HKRITA and/or by the Government of any breach by the Company of any provision of the Terms of the R&D Project shall be valid unless made in writing, and no such waiver shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

59.	Notices, demands or other communications given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address, facsimile number or e-mail address set out below (or such other address, facsimile number or e-mail address as the addressee has by five days’ prior written notice specified to the other party):

To HKRITA	Address	:	R906-908,9/F,Shirley Chan
Building, The Hong Kong Polytechnic University, Hung Hom, Kowloon, Hong Kong

	Attention		[***]

	Facsimile Number		[***]

	E-mail address		[***]

To the Corngan:,,	Address		Flat/Room 03, 11/F, Hilder Centre, 2 Sung Ping Street, Hung Horn, Kowloon, Hong Kong

	Attention		[***]

	Facsimile Number		[***]

	E-mail address		[***]

60.	Such notices, demands or other communications shall be addressed as provided in clause 59 and, if so addressed, shall be deemed to have been duly given or made as follows:

60.1	if sent by personal delivery, upon delivery at the address of the relevant party;

60.2	if sent by post, two business days (for local post) and five business days (for overseas post) after the date of posting;

60.3	if sent by facsimile, when despatched with confirmed receipt as evidenced by the transmission report generated at the end of the transmission of such facsimile by the facsimile machine used for such transmission; and

60.4	if sent by e-mail, when despatched with confirmed receipt as evidenced by a return receipt email generated automatically by the recipient opening the email.

61.	If at any time, any provision of the Terms of the R&D Project is or becomes illegal, invalid, or unenforceable in any respect, the legality, validity, and enforceability of the remaining provisions of the Terms of the R&D Project shall not be affected or impaired thereby.

62.	The Terms of the R&D Project constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, between the parties concerning the subject matter of this Agreement.

AS WITNESS whereof this Agreement is signed by the parties hereto the day and year first above written.

Signature
SIGNED BY	[***]	}
	(Name and Position/Title)	}
for and on behalf of		}

The Hong Kong Research Institute of Textiles and Apparel Limited		}
	[***]	}
in the presence of	(Name and Position/Title of Witness)	}

SIGNED BY	Mr. Kevin Fong	}
General Manager
	(Name and Position/Title)	}
for and on behalf of		}
Angie International Limited		}

in the presence of	[***]	}
	(Name and Position/Title of Witness)	}

63.	The Company enters into this Agreement with HKRITA as an independent contractor only and shall not represent itself as an employee, servant, agent or partner ofHKRITA.

64.	Subject to the provisions of the Terms of the R&D Project, no alteration or amendment of or to the provisions of this Agreement shall be valid unless made in writing and duly signed by all parties to this Agreement. Other parts of the Terms of the R&D Project may from time to time be revised by, or at the direction of or with the approval of, HKRITA or CIT, where applicable.

65.	The Terms of the R&D Project shall be governed by and construed in accordance with the laws of Hong Kong. Each of the parties hereto agrees to be subject to the exclusive jurisdiction of the courts of Hong Kong.

66.	All of the provisions of the Terms of the R&D Project shall remain in full force and effect notwithstanding completion of the R&D Project (except insofar as those obligations which have been fully performed on such completion).

67.	This Agreement shall be executed in two counterparts, each of which when so executed shall be deemed an original and both of which together shall constitute one and the same instrument.

68.	No person other than HKRITA or the Company will have any right under the Contracts (Rights of Third Parties) Ordinance to enforce or enjoy the benefit of any of the provisions of this Agreement.

Schedule I

1.	The Company shall pay to HKRITA, for each Year (or such period if less than one Year) during the Commercialisation Period, the commercialisation fee calculated by [***] for such Year (or the relevant period if less than one Year); or the fixed amount of minimum benefit sharing (contained in Appendix) to HKRITA for such Year (or the relevant period if less than one Year).

2.	For the purposes of this Schedule,

	2.1	“Percentage” means two per cent ([***]%);

	2.2	“Sales Revenue” means the sales quantity of the Company (such reference to the “Company” shall include, for the purpose of this Schedule, any entity that may be utilized or permitted by the Company to book such revenue) attributable to the Commercialisation of the Project Deliverables and/or the sale, supply and distribution of the Products in the relevant Year (or the relevant period if less than one Year);

and

	2.3	“Year” means each period of one year immediately following the end of the R&D Project Period or (as the case may be) another Year.

3.	All sums payable under this Schedule shall be paid within [***] days from the end of the relevant Year (or the relevant period if less than one Year) and payments thereof shall be remitted to such bank account in Hong Kong as may be designated by HKRITA in writing from time to time.

4.	Payment of the commercialisation fee shall be accompanied by a statement (the “Statement”) as to the Sales Unit for the Year (or the relevant period if less than one Year) in respect of which the commercialisation fee is payable. Such statement shall be certified by a director of the Company and, if and whenever so required by HKRITA, by the Company’s auditors at the Company’s costs.

5.	Upon three (3) business days’ prior written notice from HKRITA, the Company shall permit HKRITA and/or its designated agent to enter the Company’s offices, factories and places of business and to access, inspect, audit and make copies of the relevant books, accounts and records of the Company to ensure compliance with this Schedule. If it is determined from the inspection and audit that there has been an overpayment or underpayment of the commercialisation fee, the Company and HKRITA shall promptly cooperate to determine the proper amount owing and adjust or refund payments accordingly. The cost of all such inspection and audit shall be borne by HKRITA, provided, however, that if it is determined from the inspection and audit that there has been an underpayment of the commercialisation fee in the Statement of greater than [***] per cent., the Company shall bear all the cost of such inspection and audit incurred, including airplane tickets, accommodation, local transportation and audit fees.

Appendix

The Project Proposal

of

the R&D Project

Agile Omnichannel Business (AOB) Platform for School Uniform Ordering and

Manufacturing